Exhibit 10.42G

CLEAN HARBORS, INC.

AMENDMENT DATED MARCH 9, 2009 TO
2000 STOCK INCENTIVE PLAN,
AS AMENDED FEBRUARY 21, 2007

WHEREAS, the Board of Directors and shareholders of Clean Harbors, Inc. (the “Company”) have previously approved the Clean Harbors, Inc. 2000 Stock Incentive Plan, as amended February 21, 2007 (the “Plan”; with other capitalized terms used herein having their respective meanings set forth in the Plan);

WHEREAS, Section 7(a) of the Plan provides that, commencing with the Company’s 2002 annual meeting, on the date upon which a Non-Employee Director is first elected (or is subsequently re-elected) a member of the Company’s Board of Directors while the Plan is in effect, he or she shall automatically receive a Non-Discretionary Option to purchase that number of shares of Common Stock determined by multiplying 1,000 by the number of years or portion thereof for which such Director shall be elected to serve and rounding the result to the nearest whole number;

WHEREAS, the Board of Directors of the Company has determined that it is no longer in the best interests of the Company and its shareholders that Non-Employee Directors continue to automatically receive such Non-Discretionary Options upon their election or re-election as Directors, but rather that all Awards granted to Non-Employee Directors under the Plan shall be subject to the other provisions of the Plan; and

WHEREAS, acting under Section 10 of the Plan, the Board of Directors of the Company has authority (without further action by the shareholders) to amend the provisions of Section 7(a) of the Plan in order to remove the provision providing for the automatic issuance to Non-Employees Directors of Non-Discretionary Options:

NOW, THEREFORE, the Board of Directors of the Company does hereby amend the Plan effective as of March 9, 2009 as follows:

1.  Section 7(a) of the Plan is amended by adding the following sentence at the end of such Section:

“Notwithstanding the foregoing provisions of this Section 7(a), commencing with the Company’s 2009 annual meeting, no further Non-Discretionary Options shall be automatically issued to Non-Employee Directors elected (or re-elected) to the Board; provided, however, that such change shall not affect in any respect outstanding Non-Discretionary Options previously issued under the Plan or other Awards which were previously or may hereafter be granted to Non-Employee Directors in accordance with the Plan.”

2.  Except as provided above, the terms and conditions of the Plan as now in effect shall continue in full force and effect.